                                                                     Exhibit 5
                   MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                        ATTORNEYS AND COUNSELORS AT LAW
                           3500 U. S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                         PORTLAND, OREGON  97204-3699
                           TELEPHONE (503) 224-5858
                           FACSIMILE (503) 224-0155



                              September 25, 1996



U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

            Subject:    Registration Statement on Form S-3
                        Shelf Registration of $1,000,000,000 in Principal Amount of Debt Securities

Gentlemen:

            Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by U. S. Bancorp, an Oregon corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act") debt securities of the Company in the aggregate principal amount of $1,000,000,000 (the "Debt Securities"), which may be either senior debt securities to be issued under an indenture governing such securities between the Company and The First National Bank of Chicago, as trustee, or subordinated debt securities to be issued under an indenture governing such securities between the Company and The First National Bank of Chicago, as trustee (together, the "Indentures"). The Debt Securities may be offered and sold from time to time as set forth in the prospectus (the "Prospectus") included in the Registration Statement and in supplements to the Prospectus.

            As counsel for the Company, we are familiar with the actions taken by the Company with respect to the authorization of issuance of the Debt Securities and execution and delivery of the Indentures. We have examined the Registration Statement, the forms of the Indentures included as exhibits to the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion that:

            1. The Company is a corporation duly organized and validly existing under the laws of the state of Oregon with corporate power and authority under such laws to issue the Debt Securities.

            2. Each of the Indentures, when duly executed and delivered by the Company in substantially the form included as an exhibit to the Registration Statement, and qualified under the Trust Indenture Act of 1939, as amended, will constitute a legal, valid, and binding indenture of the Company.

            3. When (i) the issuance of a series of the Debt Securities has been duly authorized by appropriate corporate action, (ii) the Debt Securities of such series have been duly executed, authenticated, and delivered in accordance with the Indenture governing the Debt Securities of such series, and (iii) the Debt Securities of such series have been sold as described in the Registration Statement, the Prospectus, and supplements to the Prospectus, and payment is received therefor, while the Registration Statement is effective and in compliance with state securities laws, the Debt Securities of such series will constitute legal, valid, and binding obligations of the Company entitled to the benefits of the Indenture governing the Debt Securities of such series.

            This opinion is based upon the laws of the United States and the state of Oregon at the date hereof and would not necessarily be the same at any subsequent date.

            We consent to the use of this opinion in the Registration Statement and in any amendments thereto and to the reference to us under the caption "Validity of Offered Debt Securities" therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,



                              MILLER, NASH, WIENER, HAGER & CARLSEN LLP